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                                                                    Exhibit 10.1

                                      LEASE



         THIS LEASE (hereinafter called the "Lease"), made and entered into as of the 1st day of May , 2001, by and between UNC INCORPORATED, a Delaware corporation having an office and place of business at 1068 Hartford Turnpike, Waterford, Connecticut 06385 as Landlord (hereinafter called "Landlord") and GUNTHER INTERNATIONAL, LTD. a Delaware company having its principal place of business at c/o Loews Corporation, 667 Madison Avenue, New York, New York 10021, as Tenant (hereinafter called "Tenant");


                              W I T N E S S E T H :


         The parties hereto, for the consideration herein stated, hereby covenant and agree as follows:

         1.       DEMISE; PREMISES:

                  Landlord leases to Tenant, and Tenant leases from Landlord the Building, Improvements and Land located and described as Lot 1, One Winnenden Road, Norwich, Connecticut, the building consisting of Seventy Six Thousand Six Hundred and Fifty Seven (76,657) square feet of space ("Building"), all as described by the legal description attached hereto as EXHIBIT "A" ("Premises"); together with the right to use in common with Landlord such stairways, corridors, driveways, entranceways, walkways, rest rooms, parking facilities and other similar or related facilities as may exist in and about the Building and land on which the Building is located ("Land") and are generally provided and designated by Landlord ("Common Areas").


         2.       USE:

                  Tenant shall use the Premises solely for light assembly and manufacturing, storage and general office use and for no other purpose whatsoever, without Landlord's consent, which consent Landlord shall not unreasonably withhold, condition or delay. In addition to the foregoing, Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed disreputable, nor in any such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any of the restrictions or encumbrances of record, if any, or any certificate of occupancy or of any present or future government laws, ordinances, requirements, orders, directions, rules or regulations of any federal, state or local governmental or quasi-governmental authority having jurisdiction over the Premises (collectively "Laws").

         3.       TERM; POSSESSION:

                  The term ("Term") of this Lease shall be for a period of five
(5) years commencing on May 1, 2001 ("Commencement Date") and ending at midnight on April 30, 2006 ("Expiration Date"), unless extended or sooner terminated as may be hereinafter provided.

         4.       RENT:

(a)      Base Rent.

                           The annual rental ("Base Rent") for the Premises
shall be Two Hundred Eighty-Seven Thousand and No/100 Dollars ($287,000.00) which Tenant agrees to pay Landlord in
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equal monthly installments of Twenty-Three Thousand Nine Hundred Sixteen and
67/100 Dollars ($23,916.67) each, in advance, on the first (1st) day of each and every calendar month during the term of this Lease. All Rent and other sums due or to become due hereunder shall be paid promptly when due, without notice or demand and without deduction or set-off of any amount for whatever reason whatsoever, to Landlord at its address first above written, unless Landlord shall designate some other payee or address for the payment thereof by giving written notice to that effect to Tenant. Except to the extent expressly provided otherwise in this Lease, it is the intent of the parties that the rent provided for herein shall be an absolutely net return to Landlord throughout the term of this lease, free of any expense, charge or other deduction whatsoever with respect to the Premises and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or of any portion thereof.

                  (b)      Taxes.

                           (1) Landlord shall pay, subject to reimbursement from
Tenant as hereinafter provided, to the public officers charged with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all real estate taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever in said categories (all of which taxes, assessments, and other governmental charges are hereafter referred to as "Impositions"), that are assessed upon the Lot No. 1, One Winnenden Road, Norwich, Connecticut, including the Land and Building, and become payable during the Term of this Lease. Tenant shall reimburse Landlord for such Impositions within fifteen (15) days of Tenant's receipt of the tax bill. Landlord shall be responsible for payment of Impositions up and until the Commencement Date.

                           (2) Tenant shall pay to the public officers charged
with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all taxes assessed or levied against Tenant's personal property located in or on the Land or Building.

                           (3) Tenant shall pay to the public officers charged
with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all taxes assessed or levied against Tenant's personal property located in or on the Premises.

                           (4) Notwithstanding the foregoing, Landlord shall pay
to the public officers charged with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all real estate taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever in said categories (all of which taxes, assessments, and other governmental charges are hereafter referred to as "Impositions"), that are assessed upon the Lot Nos. 2, 3 and 4, Winnenden Road, Norwich, Connecticut, and become payable during the Term of this Lease; provided, however, that if, by law, any such Impositions may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Impositions), Landlord shall pay only such installments as shall become due during the Term of this Lease. Landlord shall pay to the public officers charged with the collection thereof, before any fine or penalty may be added thereto for the nonpayment thereof, all taxes assessed or levied against Landlord's personal property located in or on the Land or Building.

         5.       UTILITIES:

                  Landlord represents to Tenant that the Premises are serviced by water, gas electric, sewer and telephone services. Landlord shall provide a heating, ventilation and air conditioning ("HVAC") system which is sufficient to maintain a reasonable temperature range throughout the entire Premises. Tenant shall promptly pay when due all costs and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat, communication service and any other utility or service used or consumed in or servicing the Building and the Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. If Tenant fails to pay any utility bills or charges, Landlord may, at
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its option, upon reasonable notice to Tenant, pay such bills or charges and in such event, the amount of such payment shall constitute Additional Rent and shall be due and payable upon demand. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises. Notwithstanding anything in this section to the contrary, if any interruption or discontinuance of service to be provided to the Premises pursuant to the terms of the Lease: (i) is caused by the negligence of Landlord, its agents, employees or contractors, (ii) continues for more than five (5) consecutive business days without being cured by Landlord and (iii) has a material, adverse effect on Tenant's business in the Premises, then all Base Rent and other payments due Landlord hereunder, shall thereafter abate during the interruption or discontinuance. If Landlord fails to cure such interruption or discontinuance within sixty (60) days of the initial interruption or discontinuance, Tenant shall have the right to terminate this Lease.

         6.       CONDITION OF PREMISES:

                  (a) Tenant hereby acknowledges that it has received and reviewed copies of certain environmental reports ("Environmental Reports"), a list of which attached hereto as EXHIBIT "B". Subject to Landlord's completion of certain improvements to the Premises as hereinafter provided, Tenant hereby represents that it has inspected the Premises and is satisfied with the condition of the Premises and agrees to accept them in "AS IS" condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Land, or with respect to the suitability of the same for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or Building, except as specifically provided in this Lease.

                  (b) Notwithstanding anything in this Lease to the contrary, Landlord shall complete certain improvements as set forth in EXHIBIT "C" attached hereto.

         7.       INSURANCE:

                  7.1. Tenant's Insurance. Tenant, at its sole cost and expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies providing at least the following coverages:

                           (a) General liability insurance, in occurrence form,
insuring Tenant and Landlord as an additionally named insured against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property, occasioned by or arising out of or in connection with the use or occupancy of the Premises or the business operated by Tenant thereon, and including contractual liability coverage for Tenant's indemnity obligations under this Lease (other than those contained in Paragraph 27 hereof), to afford protection with a minimum combined single limit of liability of at least Three Million Dollars ($3,000,000); and

                           (b) Worker's compensation and similar insurance
offering statutory coverage and containing statutory limits and employer's liability insurance in form and amount deemed reasonable by Tenant in the exercise of its prudent business judgment.

                  The policies described in subparagraphs (a) through (c) above will be maintained in companies having a "General Policyholders Rating" of at least B-plus as set forth in the most current issue of "Best's Insurance Guide", and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. With respect to the insurance described in subparagraph (c) above, Landlord shall be named as named insured thereunder. Tenant shall deposit certificates of such required insurance with Landlord prior to the Commencement Date of this Lease, which certificates shall contain a provision stating that such policy or policies shall not be canceled or altered except after thirty (30) days' written notice to Landlord. Tenant shall have the right to provide the coverages required herein under blanket policies provided that the coverage afforded shall not be diminished by reason thereof.
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                  7.2. Tenant's Property. All furnishings, fixtures, equipment, and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord.

                  7.3. Waiver of Recovery. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any structure, building, or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such damage or loss might have been occasioned by the negligence of Landlord or Tenant or any of their agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required of such party to be covered by insurance pursuant to this Lease.

                  7.4 Landlord's Insurance. Landlord shall maintain, at its sole expense, during the term of this Lease, "all- risk" coverage insurance for the Premises sufficient to cover 80% of the replacement value of the Premises from a company having a "General Policyholders Rating" of at least B-plus as set forth in the most current issue of "Best's Insurance Guide".

         8.       MAINTENANCE AND REPAIRS:

                  (a) Landlord shall, at its own cost and expense, maintain the
(i) roof, (ii) foundation, (iii) floor slab; (iv) load-bearing walls and any other structural portions of the Building; (v) capital improvements to mechanical and electrical services incorporated in or beneath the structure of the Building, and the HVAC and (vi) the parking lots and driveways as may be necessary to keep the Premises, Building and in good working order and condition. Except for the foregoing, Landlord shall have no obligations whatsoever concerning the maintenance, repair or replacement of any part of the Premises, Building or Land, except to the extent caused by the negligence or willful misconduct of Landlord, or its agents, employees, invitees, visitors or contractors as provided below.

                  (b) Tenant shall, at its own cost and expense, maintain the Premises in a good, safe, operable condition except to the extent that Landlord is required to do so pursuant to subparagraph (a) above. Tenant's maintenance obligations shall include, but not be limited to the routine maintenance, and non-capital repairs or replacements, as needed, with respect to the HVAC system, plumbing, utilities and electrical systems within the Premises.

                  (c) Notwithstanding the foregoing provisions, each party shall be responsible for such damage to the Premises as shall be caused by its negligence or that of its agents, servants, employees or invitees.

         9.       ALTERATIONS:

                  Subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right to make such alterations and improvements (collectively "Alterations") in and to the Premises as Tenant shall deem necessary, provided that the Alterations shall be made at Tenant's own expense, shall not be structural in nature or impair the structural integrity or safety of the Building, affect the mechanical systems serving the Building or Premises, or diminish the value of the Premises. Any Alterations approved by Landlord shall, at Landlord's option, either become Landlord's property or shall be removed by Tenant at the end of the term of this Lease, and any damage caused by such removal shall be repaired by Tenant and the Premises restored to their original condition, at the sole expense of Tenant, provided however, that Landlord shall notify Tenant of whether Tenant shall be required to remove such Alterations at the time Landlord approves the same. Tenant agrees that all work associated with approved Alterations shall be performed in a good and workmanlike manner and in accordance with all Laws. Tenant shall not allow any liens to be placed against the Premises or any part thereof by reason of any such work performed by Tenant, and Tenant shall cause any such lien as may be filed against any portion of the Premises to be discharged of record within sixty (60) days after the date of filing. Tenant shall provide Landlord with
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copies of all lien waivers from all contractors and others who are providing materials and/or labor or other services in connection with the Alterations.

         10.      DAMAGE OR DESTRUCTION:

                  (a) In the event of any damage to or destruction of the Building occasioned by fire, flood, tornado or by the elements or otherwise which shall render less than twenty percent (20%) of the Premises unfit for use by Tenant for the purposes described in Paragraph 2 hereof and said Building could be reasonably restored or repaired to its pre-damaged condition within one hundred twenty (120) days after the date of the occurrence of such damage or destruction, Landlord shall promptly make such temporary repairs or do such other work as may be necessary in order to protect the Building pending the making of permanent repairs, restoration or reconstruction, and Landlord shall commence such reconstruction or repair as soon as reasonably possible after the occurrence of such damage or destruction and shall substantially complete such restoration or repair within one hundred twenty (120) days after such occurrence.

                  (b) In the event of any damage to or destruction of said Building which shall render twenty percent (20%) or more of said Premises unfit for use by Tenant for its intended purposes, or if said Building could not be reasonably repaired or restored within a period of one hundred twenty (120) days after the date of the occurrence of such damage or destruction, either Landlord or Tenant shall have the right to terminate this Lease by delivering written notice thereof to the other within twenty (20) days after the occurrence of such damage or destruction. Unless this Lease is terminated as herein provided, Landlord shall, as soon as reasonably possible after the occurrence of any such damage or destruction, begin to reconstruct or repair such Building and shall prosecute such reconstruction or repair diligently so that the same shall be completed in the manner herein described as soon as reasonably possible after the occurrence of such damage or destruction.

                  (c) Notwithstanding anything to the contrary that may be contained in this Lease, in the event of any damage or destruction of said Building occasioned by fire, flood, tornado or by the elements or otherwise within the last year and one-half of the Term, Landlord shall have the right to terminate this Lease.

                  (d) In the case of termination of this Lease pursuant to the provisions of subparagraph (b) hereof, Tenant shall be required to pay Base Rent, Impositions and other monetary obligations of Tenant herein, only up to the time of the occurrence of such damage or destruction, and the portion of any Rent paid in advance which covers the period of time subsequent to such occurrence shall be refunded by Landlord to Tenant.

         11.      CONDEMNATION:

                  (a) Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises (even if the restorations described in paragraph 11(b) were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, or, at Landlord's or Tenant's option, if the taking occurs in the last six (6) months of the term of this Lease, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this paragraph 11(a), prepaid Base Rent, Impositions and any other payments made by Tenant to or on behalf of Landlord hereunder, will be appropriately prorated to the ending date. The award in a taking subject to this paragraph 11(a) will be allocated according to paragraph 11(b).

                  (b) Partial Taking. If, after a retaking, so much of the premises remains that the Premises can be used for substantially the same purposes for which they were used immediately before the taking:
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                           (i) this Lease will end on the ending date as to the
part of the Premises which is taken;

                           (ii) prepaid Base Rent, Impositions and any other
payments made by Tenant to or on behalf of Landlord hereunder, will be appropriately allocated to the part of the Premises which is taken and prorated to the ending date;

                           (iii) beginning on the day after the ending date,
Rent for so much of the Premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking; and

                           (iv) at its cost, Landlord will restore so much of
the Premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the taking.

                  (c) Tenant's Award. In connection with any taking subject to paragraph 11(a) or paragraph 11(b), Tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which Tenant was entitled to remove and moving expenses) only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

                  (d) Allocation of an Award for a Total Taking. All awards, settlements and the like for the taking of the Premises, or any part thereof, shall be paid to Landlord and shall belong to Landlord absolutely, and Tenant shall have no claim or right against Landlord for the value of any unexpired term of this Lease.

         12.      SIGNS:

                  No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on, in, or about the Premises, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, and which conform to all applicable laws and ordinances. Any and all permitted signs shall be installed, maintained and removed by Tenant, at Tenant's sole expense.

         13.      ASSIGNMENT AND SUBLETTING:

                  Tenant covenants that it shall not assign, mortgage or encumber this Lease, nor sublet all or any portion of the Premises, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent Landlord may withhold in its reasonable discretion. The transfer of control or of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, shall be an assignment of this Lease or a subletting which will require Landlord's prior written consent in each instance. In the event that Landlord grants its consent to an assignment of this Lease or a sublease of all or a portion of the Premises, Tenant shall nevertheless remain primarily obligated under this Lease and shall not be released from any of its obligations hereunder. In the event that Tenant assigns this Lease or sublets any portion thereof, Tenant agrees to pay Landlord one hundred percent of any "Profit" (as hereinafter defined) generated from the assignment or all sublease(s). "Profit" is defined as all rent or other consideration paid to Tenant by such assignee or subtenant(s)(on a aggregate basis) which is in excess of the Base Rent and all other sums then being paid by Tenant to Landlord pursuant to the terms of this Lease. If only part of the Premises is sublet to one (1) or more subtenants, then the amount paid by Tenant to Landlord pursuant to this Paragraph shall be deemed to be that fraction thereof that the area of all the sublet space bears to the entire Premises. Notwithstanding any provisions of this Lease to the contrary, Tenant, upon providing notice to Landlord, may without first obtaining Landlord's written consent, so long as Tenant is not in default of any provision of this Lease, sublet all or any part of the Premises, or assign all or any part of its right, or delegate its duties under this Lease to an entity that controls, is
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controlled by, or under control with Tenant, to a surviving corporation in a merger, consolidation or reorganization involving Tenant, or in connection with the purchase or other acquisition of all of Tenant's stock and/or assets, provided that said assignee assumes in full the obligations of Tenant under this Lease.

         14.      SUBORDINATION:

                  Tenant agrees that within fifteen (15) days of request of Landlord, it shall subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other voluntary hypothecation arising out of any security instrument duly executed by Landlord charged against the Land, Building and Premises, or any portion or portions thereof, and shall execute such documents as may be required to effectuate any such subordination provided that the mortgagee or beneficiary named in such mortgage or deed of trust shall first agree in writing that so long as Tenant is not in default of any of the terms, covenants, or conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification by any trustee's sale, any action or proceeding in foreclosure, or any sale in lieu of the foregoing.

         15.      DEFAULT:

                  (a) Default by Tenant. If Tenant at any time during the term of this Lease:

                           (i) Shall default in the payment of any installment
of Rent as and when the same shall be due and payable and such monetary default shall not have been cured within five (5) days of receiving written notice from Landlord; or

                           (ii) Shall default in the observance or performance
of any of Tenant's other covenants hereunder (other than the covenant to pay
Rent) and such default shall not have been cured within fifteen (15) days after Landlord shall have given to Tenant written notice specifying such default; provided, however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such fifteen (15) day period, then such default shall not be an enforceable default against Tenant for the purposes of this Paragraph if Tenant shall have commenced curing such default within such fifteen (15) day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of; or

                           (iii) Shall (a) be adjudicated bankrupt or insolvent,
or (b) have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Tenant's insolvency, or (c) suffer an order to be entered approving a petition filed against Tenant seeking reorganization of Tenant under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof and such order, appointment, decree or judgment reference in subsections (a)-(c) is not set aside or discharged within sixty (60) days ; or

                           (iv) Shall make an assignment for the benefit of its
creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof, or shall file a petition to take advantage of any insolvency act or shall consent to the appointment of a receiver or trustee of all or a substantial part of its business and property.

                  Then upon the happening of any one or more of such events of default and the expiration of the period of time prescribed in any such notice, Landlord may, without further notice to Tenant and without further demand for Rent due or for the observance or performance of any of said terms, conditions or agreements, terminate this Lease and re-enter said Premises and remove all persons and property therefrom, using such force as may be necessary, and again possess said Premises as its own. In the event of such Lease termination by Landlord, Tenant will indemnify Landlord against all loss of Rent which Landlord may incur by reason of said termination for the balance of the term of this Lease. Landlord shall also be entitled to all remedies provided by law or equity and to those remedies specified in Paragraph 16 following.

                  (b) Landlord's Remedies:

                           (i) If Tenant shall default in the observance or
performance of any covenants or conditions contained herein and to be performed on Tenant's part, Landlord may, after the applicable notice to Tenant therefor as set forth in Paragraph 15 hereof, or without notice if in Landlord's opinion an emergency exists, perform the same for the account and at the expense of Tenant and Tenant shall promptly reimburse Landlord for any and all costs and expenses, including attorneys' fees, thereby incurred by Landlord, together with interest thereon. If Landlord shall incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant, Tenant shall reimburse Landlord for the amount of such expense. Should Tenant, pursuant to this Lease, become obligated to reimburse or otherwise pay Landlord one or more sums of money in addition to the Rent, the amount thereof shall be deemed Additional Rent and may, at the option of Landlord, be added to any subsequent installment of the Rent due and payable under this Lease as Landlord shall select, in which event Landlord shall have the additional remedies for default in the payment thereof provided herein. The provisions of this subparagraph (a) shall survive the termination of this Lease.

                           (ii) In the event of a default by Tenant of any of
the agreements, terms, covenants or conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided.

                           (iii) In the event of any termination of this Lease,
whether by expiration, forfeiture, cancellation, surrender or by operation of law or by issuance of a final court order, Landlord may re-enter the Premises and remove therefrom Tenant, its agents, employees, licensees and any assignees, subtenants, persons, firms or corporations and all of their respective property, using such force for that purpose as may be necessary without being liable for prosecution or damages therefor, and thereupon Landlord shall be entitled to retain possession of the Premises and all additions, alterations and improvements thereon, fixtures and appurtenances thereto, free from any estate or interest of Tenant therein. Tenant does hereby expressly waive service of any notice of intention to re-enter or enter except as herein otherwise expressly provided.

                           (iv) Tenant, for itself, successors and assigns and
for any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives, to the extent permitted by law, any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under any by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law or otherwise. Tenant does hereby waive for itself, successors and assigns all right of trial by jury in any summary or judicial proceedings hereafter instituted by Landlord against Tenant in respect to the Premises.

                           (v) No receipt of monies by Landlord from Tenant
after the termination hereof in any lawful manner shall reinstate, continue or extend the Term, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of any Rent then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings or other remedy; it being agreed that after the service of notice of termination as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the use and occupation of the Premises, or, at the election of Landlord, on account of Tenant's liability hereunder.

                           (vi) In case of any such termination, re-entry or
dispossess by summary proceedings or otherwise, the Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossess, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting. Landlord may at any time and from time to time, relet the Premises, in whole or in part, either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the lease term, or for any longer or shorter period, and (unless the statute or rule of law which governs or shall govern the proceedings in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved and allowed, in which case Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) Tenant shall be obligated to, and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover of and from Tenant, at the election of Landlord, either (i) liquidated damages in an amount which, at the time of such termination, re-entry or dispossess by Landlord, as the case may be, is equal to the excess, if any, of the then present value of the installments of Rent reserved hereunder for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease, over the then present value of the net rental value of the Premises for such unexpired portion of the then current term of this Lease; (ii) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination, re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the then current term of this Lease) in an amount or amounts equal to the excess, if any, of the sum of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this lease, are required to be paid by Tenant, plus an amount equal to the amount of the installment of Rent which would have payable by Tenant hereunder in respect of such calendar month had this lease not been so terminated, or, had Landlord not so re-entered, over the rents, if any, collected by or accruing to Landlord in respect of such calendar month pursuant to either such reletting, or from any existing subleases, and any suit or action brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

                           (vii) Landlord, at its option, may make such
alterations, repairs and/or decorations in and to the Premises as in its reasonable judgment Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release Tenant from liability hereunder. Tenant hereby waives in favor of Landlord, to the extent permitted by law, any liability to Tenant for failure to relet the Premises and for failure to collect rent thereof under such reletting; and in no event shall Tenant be entitled to receive any excess of such rents over the sums payable by Tenant to Landlord hereunder. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Lease or under any provision of law, or had Landlord not re-entered into or upon the Premises.

                           (viii) The rights and remedies given to Landlord in
this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or in equity provided, and nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any other statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                           (ix) Landlord shall use reasonable efforts to
mitigate damages under this Section 16 regardless of whether the Lease is terminated hereunder.

                  (c) Landlord's Default and Tenant's Remedies. If Landlord is in default in performing any of the terms or provisions of this Lease and Landlord fails to cure such default within thirty (30) days after receipt of written notice from Tenant stating the nature and extent of the default, or such longer period of time as may be reasonably necessary to cure such default, provided Landlord has commenced and is diligently pursuing the cure of such default, Tenant may cure the default, including, but not limited to, the making of any repairs or replacements to the Premises and Landlord shall reimburse Tenant, on demand, for all of Tenant's costs and expenses.

         17. EXCULPATION AND INDEMNIFICATION:

                  (a) Tenant is and shall be in exclusive control and possession of the Premises, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on, in or about the Premises nor for any injury or damage to the Premises or any part thereof, nor to any property, whether belonging to Tenant or any other person, caused by any fire, breakage, leakage, defect or bad condition in any part of the Premises, or from steam, gas, electricity, water, rain or snow that may leak into, issue or flow from any part of the said Premises from the drains, pipes or plumbing work of the same, or from street, subsurface or any place of quarter, or due to the use, misuse or abuse of all or any of the elevators, hatches, openings, installations, stairways or hallways of any kind whatsoever which may exist or hereafter be erected or constructed on the Premises or from any kind of injury which may arise from any other cause whatsoever on the said Premises, including defects in construction of the Building, latent or otherwise, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, invitees employees, visitors or contractors as set forth in subsection 17(c) below.

                  (b) Tenant does hereby assume liability for and shall indemnify, protect, defend, save and hold harmless Landlord and its officers, agents and employees (except only to the extent of any negligence or willful misconduct of Landlord, its officers, directors, agents and employees which is not covered by insurance required to be carried by Tenant pursuant to this Lease) from and against all liability, judgments, claims, demands, suits, actions, losses, penalties, fines, damages, costs and expenses (including attorneys' fees) of any kind or nature whatsoever, except for consequential damages, due to or arising out of or from (i) any breach, violation, or non-performance of any covenant, condition, provision or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, or (ii) the use or occupation of the Premises or any part thereof by Tenant, its employees, agents, contractors, subtenants, assignees, or invitees.

                  (c) Landlord does hereby assume liability for and shall indemnify, protect, defend, save and hold harmless Tenant and its officers, agents and employees (except only to the extent of any negligence or willful misconduct of Tenant, its officers, directors, agents and employees which is not covered by insurance required to be carried by Landlord pursuant to this Lease) from and against all liability, judgments, claims, demands, suits, actions, losses, penalties, fines, damages, costs and expenses (including attorneys' fees) of any kind or nature whatsoever, except consequential damages, due to or arising out of or from (i) any breach, violation, or non-performance of any covenant, condition, provision or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed or (ii) the use or entry upon the Premises or any part thereof by Landlord, its employees, agents, contractors, assignees, or invitees.


         18. SURRENDER OF PREMISES:

                  Tenant shall deliver up and surrender possession of the Premises unto Landlord at the termination of this Lease, by expiration of the term or otherwise, in as good condition as at the commencement of the term hereof, normal wear and tear excepted. Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of normal standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Lease term if normal standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

         19. HOLDING OVER:

                  In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease, it shall be deemed to be a tenancy at sufferance only, at the monthly rental rate of Two Hundred percent (200%) of the monthly Rent in effect during the last month of the term expired and governed in all other things, except as to the duration of the term, by the provisions of this Lease.

         20. INSPECTION OF PREMISES BY LANDLORD:

                  Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders and buyers, to discharge Tenant's obligations hereunder when Tenant has failed to do so after written notice from Landlord, and, within one hundred and eighty (180) days prior to the expiration or earlier termination of the Term, to place upon the Premises, Building and/or the Land ordinary "For Lease" signs and to show the Premises to prospective tenants.

         21. QUIET ENJOYMENT:

                  Landlord covenants and agrees that Tenant, so long as it shall not be in default hereunder, shall and may, at all times during the term of this Lease and any extension and renewal hereof, peacefully and quietly have, hold, occupy and enjoy the Premises upon and subject to the terms of this Lease, without any hindrance or molestation by Landlord or anyone claiming by, through or under Landlord.

         22. NOTICES:

                  All notices, requests, demands or other communications with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given either (a) forty-eight (48) hours after being mailed by United States first-class, certified or registered mail, postage prepaid, return receipt requested, or (b) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery to the parties as follows:

                  If to Landlord, then to:

                           UNC INCORPORATED
                           1068 Hartford Turnpike
                           Waterford, Connecticut 06385

                           Attention:       _________________________

                  If to Tenant, then to:

                           GUNTHER INTERNATIONAL, LTD
                           c/o Loews Corporation
                           667 Madison Avenue
                           New York, New York  10021

                           Attention:       _________________________

         23. LIENS:

                  Tenant shall keep the Premises, Building and Land free from all liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and its agents harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility.

         24. (INTENTIONALLY DELETED)

         25. COMPLIANCE WITH LAW:

                  (a) Landlord represents and warrants to Tenant that on the Commencement Date of this Lease, the Land, Building and Premises comply in all respects with all applicable governmental laws, ordinances, rules, regulations and requirements. Landlord covenants and agrees that it shall, at all times during the term and at its sole cost and expense, promptly comply with all governmental laws, ordinances, rules, regulations and requirements which may in any way be applicable to the Land, Building or Premises, except to the extent such compliance is assumed by Tenant as provided in subparagraph (b) below.

                  (b) Tenant shall, at all times during the term and at its sole cost and expense, promptly comply with all governmental laws, ordinances, rules, regulations and requirements which may be applicable to the particular manner in which Tenant conducts its business on the Premises; however, in no event shall Tenant be required (or permitted) to make any Alterations which are structural in nature or which affect the building systems, all such required Alterations being hereby expressly assumed by Landlord.

         26. USE OF HAZARDOUS MATERIAL:

                  26.1. Tenant Obligations. Except for those substances and materials in such quantities as are listed in the Environmental Reports listed in EXHIBIT "B", Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees (collectively "Tenant's Invitees") without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. All Hazardous Materials permitted to be brought upon, kept or used in or about the Premises by Tenant shall be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises damages for the loss of restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of the presence or suspected presence of Hazardous Materials in, on or about the Premises caused by Tenant or Tenant's Invitees. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, disposal and/or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if there is any release, generation, disposal, leak or other presence of any Hazardous Material on, under or about the Premises caused or permitted by Tenant or Tenant's Invitees, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                  26.2. Definition. As used herein, "Hazardous Material" means any material or substance which is toxic, ignitable, reactive, or corrosive or which is regulated by "Environmental Laws". The term "Environmental Laws" means Laws (including statutory, common and case law, judgments, orders and permits) governing the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, and the Occupational, Safety and Health Act, all as may be amended from time to time. "Hazardous Material" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to any Laws. "Hazardous Material" includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

                  26.3. Disclosure. At the commencement of this Lease, and on January 1 of each year thereafter (each such date being hereafter called "Disclosure Dates"), including January 1 of the year after the termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Premises, or which Tenant intends to store, use or dispose of on the Premises.

                  26.4. Inspection. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Paragraph 26. If Tenant is not in compliance with the provisions of this Paragraph 26, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

                  26.5. Default. Any default under this Paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

                  26.6 Landlord's Indemnity. Landlord shall indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising prior to, during or after the Term from or in connection with the presence or suspected presence of Hazardous Substances in, on or about the Land, Building or Premises, except to the extent that the Hazardous Substances are present as a result of acts of Tenant, Tenant's agents, employees, contractors or invitees.

                  26.7 Tenant's Indemnity. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Land, Building or Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in the environment of Tenant's Intended Use and are necessary to Tenant's business. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Park, Land, Building or Premises by Tenant, Tenant's agents, employees, contractors or invitees.

                  26.8 Notwithstanding anything to the contrary stated hereinabove, the indemnifications contained in paragraphs 26.6 and 26.7 above shall not include any consequential damages (e.g., loss of rent, use and profits) incurred by either Landlord or Tenant, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by or pursuant to any Environmental Laws.

                  26.9 Survival. The provisions of this Paragraph 26 shall survive the expiration or earlier termination of this Lease.

         27. TAXES:

                  Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's trade fixtures, furniture, equipment and other personal property in and about the Premises or elsewhere. When possible, Tenant shall cause such property to be billed separately from the real or personal property of Landlord.

         28. SECURITY DEPOSIT:

                  Tenant previously deposited the sum of Twenty-Seven Thousand Five Hundred and 00/100 Dollars ($27,500.00) with Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. In the event that Tenant is in default under this Lease, or fails to perform any of the terms, provisions and conditions of this Lease, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform; provided, however, that any such use, application, or retention of all or part of the security deposit shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages. In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the security deposit shall be returned to Tenant within thirty (30) days after termination of this Lease and delivery of possession of the Premises to Landlord.

         29. BROKER:

                  Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in this transaction and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with claims made by any broker or individual who alleges that it is entitled to commissions or fees with regard to this Lease as a result of dealings it had with the indemnifying party.

         30. ESTOPPEL CERTIFICATE:

                  At any time and from time to time, within ten (10) days after Landlord shall request the same, Tenant will execute, acknowledge and deliver to Landlord and to such other party as may be designated by Landlord, a certificate in a form acceptable to Landlord with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. In the event that Tenant fails to provide such certificate within ten
(10) days after request therefor by Landlord, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

         31. LIMITATION OF LIABILITY OF LANDLORD:

                  No owner of the Building, whether or not named herein, shall have liability hereunder after such party ceases to hold title to the Building, except for obligations which may have theretofore accrued or otherwise survive hereunder. With the exception of fraud or unintentional tortious acts to the extent such acts affect the equity in the Premises, neither Landlord nor any officer, director, shareholder, partner or principal, whether disclosed or undisclosed, of Landlord shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Premises (including any proceeds from the sale thereof) for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Premises.

         32. MEMORANDUM OF LEASE:

                  Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease substantially in the form attached as EXHIBIT "D", modified only to the extent necessary to make it suitable for recording in the jurisdiction where the Premises are located. Tenant may, if it so desires, record such memorandum at its own cost and expense. Under no circumstances shall Tenant have the right to record this Lease and should Tenant do so, Tenant shall be in default hereunder.

         33. MISCELLANEOUS:

                  33.1. Time Periods. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state and national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act, notice or approval shall be timely if performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

                  33.2. Waiver. The waiver by Landlord or Tenant of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by the waiving party.

                  33.3. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

                  33.4 Remedies Cumulative. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or in equity provided.

                  33.5. Exhibits. All exhibits referred to herein are attached hereto and incorporated by reference.

                  33.6. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

                  33.7. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors, representatives and permitted assigns. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring thereafter.

                  33.8 Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

                  33.9 Waiver of Jury Trial. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

                  33.10 Applicable Law. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state in which the Premises are located.